EXHIBIT 4.18

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”), dated as of February     , 2002, is between EDGEWATER PRIVATE EQUITY FUND III, L.P., a Delaware limited partnership (“Lender”), and MRA SYSTEMS, INC., a Colorado corporation d/b/a GE ACCESS (“Creditor”).

WHEREAS, EpicEdge, Inc., a Texas corporation (“Borrower”), is currently indebted to Creditor under certain agreements, instruments and documents, (together with any amendments thereto or replacements or substitutions thereof, now or hereafter evidencing or securing the Creditor Indebtedness (as defined below) the “Creditor Documents”) which indebtedness is secured by a security interest in and a lien on all of Borrower’s assets;

WHEREAS, Lender has agreed to loan Borrower an aggregate principal amount of Six Hundred Ten Thousand Dollars ($610,000) (“Lender’s Indebtedness”) pursuant to a Secured Promissory Note of even date herewith, made by Borrower in favor of Lender (the “Note”; and together with such other agreements, instruments and documents, including any amendments thereto or replacements or substitutions thereof, evidencing or securing all or any part of Lender’s Indebtedness, the “Lender’s Documents”);

WHEREAS, the Lender’s Indebtedness is and will be secured in its entirety by a security interest in and lien on all of Borrower’s assets; and

WHEREAS, Lender has agreed that any security interest hereafter acquired by Lender in or on Borrower’s assets shall be and remain, in all respects, subordinate to any security interest in or lien on Borrower’s assets in favor of Creditor.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned do hereby agree as follows:

1.             Lender hereby subordinates the Lender’s Indebtedness to any and all sums, debts, demands, claims, liabilities or causes of action for which Borrower may be liable to Creditor pursuant to the Creditor Documents and/or pursuant to any note, security agreement, guaranty or other instrument or document executed pursuant thereto or in connection therewith (the “Creditor Indebtedness”).

2.             Lender hereby subordinates all security interests, liens on, and encumbrances which in any way secure the Lender’s Indebtedness (the “Lender’s Collateral”) to all security interests, liens on, and encumbrances which in any way secure the payment of the Creditor Indebtedness (the “Creditor Collateral”).

3.             This Agreement shall continue in full force and effect until the full payment of the entire Creditor Indebtedness.

4.             All notices, payments, requests, reports, information and demands which any party may desire or may be required to give or make to any other party shall be given or made upon such party by and hand delivery or by the deposit in the United States Mail, postage prepaid, Certified or Registered addressed as follows:

TO CREDITOR:	MRA SYSTEMS, INC., d/b/a GE ACCESS
1426 Pearl Street
Boulder, Colorado 80302
Attn:

TO LENDER:	EDGEWATER PRIVATE EQUITY FUND III, L.P.
900 North Michigan Avenue
Chicago, Illinois 60611
Attn: Ryan Satterfield

Said notice shall be deemed given when delivered or mailed  as aforesaid.

5.             This Agreement shall be binding upon the successors and assigns of the Lender, Borrower and Creditor.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.

CREDITOR:

MRA SYSTEMS, INC., d/b/a GE Access

By:
Name:
Its:

LENDER:

EDGEWATER PRIVATE EQUITY FUND III, L.P.

By:
Name:
Its:

3

ACCEPTANCE OF BORROWER

EpicEdge, Inc., a Texas corporation, hereby accepts and consents to the foregoing Agreement and agrees to be bound by all of the provisions thereof and to recognize all priorities and rights granted thereby to MRA SYSTEMS, INC., d/b/a GE ACCESS, and its successors and assigns and to perform in accordance therewith.

Borrower:

EPICEDGE, INC.

By:
Name:
Its:

Dated:	, 2002